Consent of Independent  Auditors

The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account B:

We consent to the use of our reports dated February 3, 1998 and February 27, 1998 included herein this Post-Effective Amendment No. 5 to Registration Statement (File No. 333-09515) on Form N-4 and to the references to our firm under the headings "Condensed Financial Information" in the prospectus and "Independent Auditors" in the statement of additional information.


                                                       /s/ KPMG Peat Marwick LLP

                                                       KPMG Peat Marwick LLP

Hartford, Connecticut
September 30, 1998